UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2017

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600
Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214)-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 16, 2017, Abeona Therapeutics Inc. issued a press release entitled “Abeona Announces $13.85M Grant from Leading Sanfilippo Syndrome Foundations for Clinical Development of MPS III Gene Therapies”. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company entered into an agreement effective October 15, 2017 with Team Sanfilippo Foundation, Stop Sanfilippo Fundación, Foundation Sanfilippo B, Sanfilippo Children’s Foundation, National MPS Society, Red Sanfilippo Foundation, Children’s Medical Research Foundation, Abby Grace Foundation and Fondation Sanfilippo Suisse (collectively, the “Foundations”) pursuant to which the Foundations have agreed to provide up to an aggregate $13,875,000 in funding to support a Phase IB clinical trial of the Company’s ABO-102 product candidate for treatment of MPS IIIA and a Phase IB clinical trial of the Company’s ABO-101 product candidate for treatment of MPS IIIB. The funding is subject to the achievement of certain milestones and is expected to occur between 2017 and 2021.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press release dated October 16, 2017, entitled “Abeona Announces $13.85M Grant from Leading Sanfilippo Syndrome Foundations for Clinical Development of MPS III Gene Therapies”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: October 16, 2017